UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2006

                     BATTLE MOUNTAIN GOLD EXPLORATION CORP.
                     --------------------------------------
             (Exact name of registrant as specified in its charter)

            Nevada                  000-50399            86-1066675
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(State or other jurisdiction      (Commission         (IRS Employer
      of incorporation)           File Number)      Identification No.)

        ONE EAST LIBERTY STREET, SIXTH FLOOR, SUITE 9, RENO, NEVADA 89504
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            (Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code (775) 686-6081

                                      N/A
                                      ---
                        (Former name or former address,
                          if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     Effective March 1, 2006, James McKay resigned as a Director and as President and CEO of the Company. Mark Kucher, a Director, was appointed as the President and CEO until the next annual meeting of shareholders and Directors. The Company is seeking a suitable replacement for Mr. McKay as a Director.

MARK KUCHER, has served as a Director of the Company and the Company's Principal Financial Officer since April 2004. From April 2004 to September 2004, he was also the Company's President, Chief Executive Officer, Secretary and Treasurer. Since January 1992, he has also served as an officer, director and shareholder of British Swiss Investment Corp., a private Swiss corporation acting on behalf

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of  Swiss  pension  funds  in the disposition of various resource investments in
Canada, predominantly in oil and gas and gold mining. Mr. Kucher has commercial, business development and corporate finance experience with an emphasis in the mining industry. Mr. Kucher has also had various positions with investment banks and brokerage firms. Mr. Kucher holds an MBA from the University of Western Ontario and a Bachelor of Commerce Degree from The University of Manitoba.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATTLE MOUNTAIN GOLD EXPLORATION CORP.

By: /s/ Mark Kucher
    -----------------
    Mark Kucher
    Chief Executive Officer

Dated:  March 6, 2006

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